                       [AMERICAN STANDARD COMPANIES LOGO]

                        American Standard Companies Inc.

                                          Notice of Annual Meeting
                                          of Stockholders and
                                          Proxy Statement

                                          May 3, 2001
                                          American Standard College
                                          One Centennial Avenue
                                          Piscataway, New Jersey

[AMERICAN STANDARD COMPANIES LOGO]
           Corporate Headquarters
            ------------------------------------------
            One Centennial Avenue
            P.O. Box 6820
            Piscataway, NJ 08855-6820
            Phone 732.980.6000

FREDERIC M. POSES
Chairman and
Chief Executive Officer

                                                                   April 2, 2001

Dear Stockholder:

     I invite you to the Annual Meeting of Stockholders of American Standard Companies Inc. This year's meeting will be held on Thursday, May 3, 2001, at 11:30 A.M. in the American Standard College, One Centennial Avenue, Piscataway, New Jersey.

     This will be my second Annual Meeting since becoming your Chairman and Chief Executive Officer, and our seventh since becoming a public company. Our directors and senior management will attend the meeting, and I will report on our Company's recent performance and vision for its future. We will also consider the items of business listed in the attached formal notice of meeting and proxy statement. Our 2000 Annual Report accompanies this proxy statement.

     If you find you are unable to attend in person, we urge you to participate in the meeting by voting your stock by sending the Company a completed proxy, either by mail or via the Internet. You may also cast your vote by telephone by following the instructions on the enclosed proxy form.

                                                        Sincerely,

                                                  /s/ Frederic M. Posses
                                                    FREDERIC M. POSES
                                                       Chairman and
                                                 Chief Executive Officer

American Standard Companies Inc.
--------------------------------------------------------------------------------
AIR CONDITIONING SYSTEMS AND SERVICES: Trane(R), American Standard(R); PLUMBING
  PRODUCTS: American Standard(R), Ideal Standard(R), Standard(R), Porcher(R);
       Armitage Shanks(R), Dolomite(R); VEHICLE CONTROL SYSTEMS: WABCO(R)

                        AMERICAN STANDARD COMPANIES INC.

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

To The Stockholders of
  AMERICAN STANDARD COMPANIES INC.:

     The Annual Meeting of Stockholders of American Standard Companies Inc. (the "Company") will be held at the American Standard College, One Centennial Avenue, Piscataway, New Jersey, on Thursday, May 3, 2001, at 11:30 A.M. to consider and vote upon the following proposals:

     1. The election of three Class III Directors with terms expiring at the 2004 Annual Meeting of Stockholders and the election of one Class II Director with a term expiring at the 2003 Annual Meeting of Stockholders;

     2. Ratification of the appointment of Ernst & Young LLP as independent Certified Public Accountants for the year 2001; and

     3. Such other business as may properly come before the meeting.

     Stockholders of record of the Company's Common Stock as of the close of business on March 12, 2001 are entitled to notice of, and to vote at, the Annual Meeting. For ten days prior to the Annual Meeting, during normal business hours, a complete list of such stockholders will be open for examination by any stockholder at the Company's offices at One Centennial Avenue, Piscataway, New Jersey. The list of stockholders will also be available at the Annual Meeting.

     Your vote is important. In order to assure that we have a quorum for the meeting and that your vote is counted, please promptly return your properly completed proxy to the Company. You may submit your proxy by mail, over the telephone or by Internet. Instructions for each type of submission are provided on the enclosed proxy card. If you prefer to send your proxy by mail, an envelope is enclosed for which no postage is required if mailed in the United States.

                                           By order of the Board of Directors,

                                                   /s/ J. Paul McGrath
                                                     J.  PAUL MCGRATH
                                          Senior Vice President, General Counsel
                                                      and Secretary
Piscataway, New Jersey
April 2, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INFORMATION ABOUT VOTING....................................     1
STOCK OWNERSHIP.............................................     2
ITEM 1 -- ELECTION OF DIRECTORS.............................     3
Directors...................................................     4
Nominees....................................................     4
Directors Continuing in Office..............................     5
Directors' Fees and Other Arrangements......................     5
Committees of the Board.....................................     6
Report of the Audit Committee...............................     7
Executive Compensation......................................     8
Summary Compensation Table..................................     8
2000 Option Grants..........................................     9
2000 Year-end Option Values.................................    10
Long-Term Incentive Compensation Plan Awards in 2000........    10
Employment Agreements.......................................    11
Retirement Plans............................................    12
Corporate Officers' Severance Plan..........................    13
Management Development and Nominating Committee Report on
  Compensation of Executive Officers of the Company.........    14
Performance Graph...........................................    16
Compensation Committee Interlocks and Insider
  Participation.............................................    17
Certain Relationships and Related Party Transactions........    17
Section 16(a) Beneficial Ownership Reporting Compliance.....    17
ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  CERTIFIED PUBLIC ACCOUNTANTS..............................    17
ITEM 3 -- OTHER MATTERS WHICH MAY COME BEFORE THE MEETING...    18
APPENDIX A -- AMERICAN STANDARD COMPANIES INC. AUDIT
  COMMITTEE CHARTER.........................................   A-1

                                PROXY STATEMENT

     The Board of Directors of American Standard Companies Inc. is soliciting proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 3, 2001 and at any adjournments thereof. The time and place of the Annual Meeting is set forth in the Notice that accompanies this Proxy Statement. This Proxy Statement, together with the proxy card and the Company's 2000 Annual Report were first sent to stockholders on April 5, 2001.

                            INFORMATION ABOUT VOTING

     You may vote if you are a holder of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 12, 2001. At that time 70,956,309 shares of Common Stock were outstanding and entitled to vote. The holders of record of a majority of those shares will constitute a quorum. You will have one vote per share on each matter to be considered at this Annual Meeting.

     At the Annual Meeting, stockholders will be asked to vote on the following two proposals:

     1. The election of three Class III Directors with terms expiring at the 2004 Annual Meeting of Stockholders and one Class II Director with a term expiring at the 2003 Annual Meeting; and

     2. Ratification of the appointment of Ernst & Young LLP as independent Certified Public Accountants for the year 2001.

     You may vote at the Annual Meeting in the following ways: You may attend the Annual Meeting and cast your vote there, or you may vote by submitting a properly completed proxy to the Company. As indicated on the proxy card, you may mail your proxy to the Company or return your proxy by telephone or over the Internet. In addition, if you choose to have another person attend the Annual Meeting and cast your vote for you, you may strike out the names of the proxy holders designated by the Board of Directors on the proxy card and substitute the name of the person you choose to represent you at the meeting. You must then sign the revised proxy card and your representative must bring it to the Annual Meeting in order to vote on your behalf.

     All shares represented by a properly completed proxy received in time for the meeting will be voted in accordance with your instructions. If, however, you submit a properly signed proxy card but give no voting instructions, the persons designated by the Board of Directors as proxy holders will cast your vote in accordance with the recommendations of the Board of Directors: FOR the director nominees proposed by the Board of Directors and FOR approval of the other proposal listed above.

     You may revoke any proxy that you submit in any of three ways: by attending the Annual Meeting and voting in person, by sending written notice to the Secretary of the Company revoking your proxy or by filing another properly completed proxy bearing a later date.

     The Company will pay the cost of this proxy solicitation. Proxies may be solicited by mail, telephone, by other means of electronic transmission or personally by Directors, officers and regular employees of the Company. The Company will reimburse persons holding stock in their names or in the names of their nominees for the expenses of forwarding proxy material to their principals.

     The mailing address of the Company's principal executive office is P.O. Box 6820, One Centennial Avenue, Piscataway, New Jersey 08855-6820.

                                STOCK OWNERSHIP

     Set forth below is the number of shares of Common Stock, the only outstanding voting stock of the Company, beneficially owned as of February 9, 2001 by each holder of 5% or more of the outstanding Common Stock, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, each director and nominee, and all directors and executive officers of the Company as a group.

                                                                SHARES
                                                              BENEFICIALLY   PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED        CLASS
------------------------------------------------------------   ----------       ----
AXA Financial, Inc.(a)......................................    7,131,632       10.1%
FMR Corp.(b)................................................    6,230,465        8.8%
Frederic M. Poses(c)(d).....................................      593,124          *
G. Peter D'Aloia(c)(d)......................................       53,006          *
J. Paul McGrath(c)(d).......................................       57,696          *
W. Craig Kissel(c)(d).......................................      247,472          *
James H. Schultz(c)(d)......................................      396,298          *
Steven E. Anderson(c).......................................       13,775          *
Jared L. Cohon(c)...........................................        4,789          *
Edward E. Hagenlocker(c)....................................            0          *
James F. Hardymon(c)........................................        4,351          *
Roger W. Parsons(c).........................................       12,318          *
J. Danforth Quayle(c).......................................       12,318          *
David M. Roderick(c)........................................       22,318          *
American-Standard Employee Stock Ownership Plan (the
  "ESOP")(d)................................................   11,963,706       16.9%
All directors and executive officers of the Company as a
  group
  (19 persons, including the foregoing)(d)..................    2,169,731        3.1%

---------------
 *  Less than one percent

(a) In a Schedule 13GA dated February 13, 2001, AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York, a Delaware corporation, and certain subsidiaries including Alliance Capital Management L.P., reporting as a group, reported sole dispositive power over 6,245,232 of such shares and sole voting power over 3,779,503 of such shares.

(b) In a Schedule 13GA dated February 14, 2001, FMR Corp., a Massachusetts corporation and parent holding company ("FMR"), 82 Devonshire Street, Boston, Massachusetts, certain subsidiaries of FMR, and Edward C. Johnson 3rd and Abigail P. Johnson who together with members of their family and trusts for their benefit may be deemed to control FMR, reported dispositive power over all of these shares and voting power over 737,265 of such shares held by FMR and certain of its wholly-owned investment advisors.

(c) The Named Officers appearing in the Stock Ownership table are Messrs. Poses, D'Aloia, McGrath, Kissel and Schultz. Messrs. Anderson, Cohon, Hagenlocker, Hardymon, Parsons, Poses, Quayle and Roderick are directors of the Company. Mr. Hagenlocker was first elected as a director on March 1, 2001.

(d) The business address for the ESOP is c/o American Standard Inc., P.O. Box 6820, One Centennial Avenue, Piscataway, New Jersey 08855-6820. Fidelity Management Trust Company is the trustee of the ESOP. Its business address is 300 Puritan Way, Mail Zone-MM3H, Marlborough, Massachusetts 01752-3070. As of February 9, 2001, all of the shares held in the ESOP were allocated to ESOP participants, including 83,112 shares allocated to all executive officers of the Company as a group. The number of shares shown for executive officers in the table above includes shares allocated to their accounts in the ESOP. Shares in the ESOP that have been allocated to participants are voted by the ESOP trustee in accordance with the instructions of participants. Where no participant instructions are received, such shares are not voted. Unallocated shares are voted by the ESOP trustee in the same proportion as the shares for which instructions are received. As of March 12, 2001, the record date for the

    Annual Meeting, there were no unallocated shares in the ESOP. Until termination of employment, a participant cannot dispose of shares in his ESOP account except, after age 55, pursuant to certain I.R.S. prescribed diversification rules. The shares allocated to the Named Officers' ESOP accounts as of February 9, 2001 are as follows: Mr. Poses, 541 shares; Mr. D'Aloia, 425 shares; Mr. McGrath, 436 shares; Mr. Kissel, 9,874 shares; and Mr. Schultz, 13,712 shares.

    The number of shares shown for Named Officers and all current directors and executive officers as a group includes currently exercisable options to purchase shares of Common Stock as follows: Mr. Poses, 333,333; Mr. D'Aloia, 49,999; Mr. McGrath, 49,999; Mr. Kissel, 232,332; Mr. Schultz, 228,666; and
    all executive officers, 1,510,824. Such shares also include 250,000 shares of Restricted Stock awarded to Mr. Poses upon becoming Chief Executive Officer, as to which shares he exercises voting power.

    The number of shares shown for Named Officers in the Stock Ownership table does not reflect shares of Common Stock issued as part of payouts under the Long-Term Incentive Compensation Plan ("LTIP") and the 1994-1995 Supplemental Incentive Compensation Plan, which shares are held in trust under a trust agreement (the "Executive Trust"). Shares in the Executive Trust are voted by the trustee as directed pursuant to the terms of the LTIP. Until termination of employment, a beneficiary of the Executive Trust cannot dispose of shares credited to his account. Shares of Common Stock in the Named Officers' accounts in the Executive Trust are as follows: Mr. Kissel, 6,263 shares; and Mr. Schultz, 9,852 shares. The shares in Executive Trust accounts for all executive officers as a group total 43,760 shares.

    Also not included above are 10,807 shares of Common Stock held in a similar grantor's trust for the account of certain executive officers earned under an employee incentive plan prior to their becoming officers.

                           1.  ELECTION OF DIRECTORS

     The Company has three classes of directors, with the total number of directors to be apportioned among the classes as nearly equal in number as possible. The term of each directorship is three years, and the terms of the classes expire sequentially so that one class of directors is elected each year. All directors are elected for their terms and until their successors are duly elected and qualified.

     At this Annual Meeting, the stockholders will vote to re-elect three Class III Directors for a term expiring in 2004, and to elect as a Class II Director, for the term expiring in 2003, Mr. Edward E. Hagenlocker who was first elected as a Class III Director by the Board of Directors at its regularly scheduled meeting on March 1, 2001. At December 31, 1999, the number of directors constituting the entire Board was twelve. By June 1, 2000, however, four members of the Board had retired and Mr. Schuchert resigned after helping to complete the recruitment of Mr. Poses as Chairman and Chief Executive Officer of the Company. The Company and the Board are actively seeking to fill existing vacancies and elected Mr. Hagenlocker as part of that effort. Under the Company's By-laws, vacancies are filled by the Directors (other than any vacancy arising as a result of removal by stockholder vote). Mr. Hagenlocker has been nominated as a Class II Director in order to better balance the number of directors in each Class. Assuming all nominees for director are elected at the Annual Meeting, three directors will be serving in each of Classes II and III, and two directors in Class I.

     The Board of Directors has no reason to believe that any of the nominees set forth below will not serve if elected. If any nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the proxy holders named in the proxy card will vote for the substitute nominee designated by the Board unless you submit a proxy instructing them to vote differently.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting, provided a quorum is present. Abstentions (including broker non-votes) will have no effect on the outcome of the vote.

                                  DIRECTORS(1)

NOMINEES

             NOMINEES FOR ELECTION AS CLASS III DIRECTORS -- TERMS
                        EXPIRING AT 2004 ANNUAL MEETING

STEVEN E. ANDERSON -- AGE 58

     Mr. Anderson serves as an international consultant and trainer to global companies in matters of senior leadership development. Previously, Mr. Anderson served as National Partner in Charge-Industries of KPMG Peat Marwick and as a member of that firm's Management Committee from November 1990 until he retired in June 1994. Prior thereto his responsibilities included Partner in Charge of the Boston Audit Department and Managing Partner of the Seattle office. He became a partner of the firm in 1977, having joined the firm in 1967. Mr. Anderson has served as a director of the Company since September 1994.

ROGER W. PARSONS -- AGE 59

     Mr. Parsons was formerly Chief Executive of Rea Brothers Group PLC, a U.K. investment bank, which he joined in 1988 after a career in banking. He retired when that company was sold in August 1999. He is a director of Marfin Investment Portfolio S.A., an investment fund quoted on the Athens, Greece, stock exchange. He is also a director of several private U.K. companies. Mr. Parsons has served as a director of the Company since March 1994.

JARED L. COHON -- AGE 53

     Dr. Cohon was elected President of Carnegie Mellon University in 1997 and was also appointed Professor of Civil and Environmental Engineering and Professor of Engineering and Public Policy. Prior thereto, in 1992 he was appointed Dean and Professor of Environmental Systems Analysis in the School of Forestry and Environmental Studies at Yale University. Dr. Cohon began his academic and administrative career in 1973 at The Johns Hopkins University, advancing to the position of Assistant Dean of Engineering in 1981 and Associate Dean in 1983, and served as Vice Provost for Research from 1986 to 1992. He was appointed Chairman of the Nuclear Waste Technical Review Board by President Clinton in 1997, and also served as Legislative Assistant for Energy and Environment on the staff of U.S. Senator Moynihan in 1977 and 1978. He is a director of Mellon Financial Services Corporation and has served as a director of the Company since October 1999.

               NOMINEE FOR ELECTION AS CLASS II DIRECTOR -- TERM
                        EXPIRING AT 2003 ANNUAL MEETING

EDWARD E. HAGENLOCKER -- AGE 61

     Mr. Hagenlocker joined Ford Motor Company in 1964 as a research scientist. After serving in a number of positions, he was elected a Vice President and appointed General Manager of Truck Operations in 1986, Vice President of General Operations for Ford North American Automotive Operations ("NAAO") in 1992, Executive Vice President of NAAO in 1993, President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. He is a Director of Air Products and Chemicals, Inc., Boise Cascade Corporation, Nanophase Technologies Corporation and AmeriSource Corporation. Mr. Hagenlocker has served as a director of the Company since March 1, 2001.

---------------

1 Ages of directors are given as of March 1, 2001

DIRECTORS CONTINUING IN OFFICE

           CLASS I DIRECTORS -- TERMS EXPIRING AT 2002 ANNUAL MEETING

JAMES F. HARDYMON -- AGE 66

     Mr. Hardymon joined Textron, Inc., a manufacturing and financial services business, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992 and assumed the title of Chairman in 1993, served as Chairman and Chief Executive Officer from 1993 to 1998, and continued as Chairman until his retirement in 1999. Prior to his affiliation with Textron, Mr. Hardymon served from 1961 to 1989 in various executive capacities with Emerson Electric Company. He is a director of Air Products and Chemicals, Inc., Championship Auto Racing Teams, Inc., Circuit City Stores, Inc., FleetBoston Financial Corp., Schneider Electric SA and Lexmark International, Inc. Mr. Hardymon has served as a director of the Company since May 1999.

DAVID M. RODERICK -- AGE 76

     Mr. Roderick joined USX Corporation (formerly United States Steel Corporation) in 1959, becoming Chairman of the Board and Chief Executive Officer in 1979, retiring from the latter position in 1989 and from the USX Board in 1994. He is a director of Citation Corporation and of Kelso & Companies, Inc., Chairman and a director of Earle M. Jorgensen Company, and a director of University of Pittsburgh Medical Center. He is also Chairman Emeritus of the U.S. Korea Business Council. Mr. Roderick has served as a director of the Company since June 1994.

          CLASS II DIRECTORS -- TERMS EXPIRING AT 2003 ANNUAL MEETING

FREDERIC M. POSES -- AGE 58

     Mr. Poses was elected as a director on October 7, 1999 and as Chairman and Chief Executive Officer effective January 1, 2000. Prior to that, beginning in 1998, he was President and Chief Operating Officer of AlliedSignal, Inc., where he had spent his entire 30-year business career, starting as a financial analyst in 1969 and serving in various capacities including President of the Engineered Materials business beginning in April 1988. He was also a director of AlliedSignal, Inc. from 1997 until October 22, 1999 following his election to the Company's Board of Directors. Since June 2000, Mr. Poses has been a director of Raytheon Company.

J. DANFORTH QUAYLE -- AGE 54

     Mr. Quayle served as Vice President of the United States from January 1989 to January 1993. Since leaving that office Mr. Quayle has been self-employed as a consultant, author and public speaker. Mr. Quayle has served as a Director of the Company since September 1993.

DIRECTORS' FEES AND OTHER ARRANGEMENTS

     Each outside director is paid a fee of $7,500 per calendar quarter and receives $1,000 for attendance at each meeting and reconvened meeting of the Board of Directors or committee of the Board. Committee chairmen are paid $2,000 for their attendance at meetings of the committees they chair. The only directors currently eligible for directors' fees are those who are not employees of the Company or any subsidiary. They are Messrs. Anderson, Cohon, Hagenlocker, Hardymon, Parsons, Quayle and Roderick. All directors are reimbursed for reasonable expenses incurred to attend meetings.

     A Supplemental Compensation Plan for Outside Directors ("Supplemental Compensation Plan") was adopted in June 1989 and amended in March 1996 and December 1997. Under the Supplemental Compensation Plan, a plan account is established for each participating director consisting of shares of

Common Stock that are delivered to a grantor's trust and held for the benefit of each director. The shares are voted by the trustee of the trust on behalf of each participating director in accordance with the director's instructions. Each participating director who became a Board member before March 1996 was awarded 5,819 restricted shares. Persons becoming eligible Board members for the first time after March 1996 are granted restricted shares of Common Stock equivalent in value to $100,000, calculated at the per-share closing price of Common Stock on the last day such stock is traded on the New York Stock Exchange immediately preceding the date of such Board member's election. Pursuant to the December 1997 amendment, directors who are not employees of the Company or any affiliate will have credited to their plan accounts annually, on the date prior to the Annual Meeting of Stockholders, 500 shares of Common Stock subject to the same restrictions applicable to shares credited to their plan accounts upon becoming a director. The first such annual allocation was made in May 1998. Shares held under the Supplemental Compensation Plan are Mr. Anderson, 7,319; Dr. Cohon, 3,123; Mr. Hagenlocker, 1,769; Mr. Hardymon, 2,685; Mr. Parsons, 7,319; Mr. Quayle, 7,319; and Mr. Roderick, 7,319.

     When a participating director ceases to be a member of the Board, he or his beneficiary will receive a distribution of the shares of Common Stock in the director's plan account. Until distributed, assets in the grantor's trust are subject to the claims of creditors of the Company and its wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. If a participating director is removed for cause, his entire interest in the Plan is forfeited. Employee directors do not participate in the Supplemental Compensation Plan.

     In March 1999, the Company amended its Stock Incentive Plan to make non-employee directors eligible to receive grants of options to purchase shares of Common Stock on the same terms as options granted to Company employees. Pursuant to the Stock Incentive Plan, non-employee directors have been granted options to purchase 5,000 shares of Common Stock with an exercise price equal to the average of the high and low sale price of the Common Stock as reported on the New York Stock Exchange on February 2, each year beginning in 1999 and, beginning in 2001, on the grant date falling on the first Thursday in March, as follows: Messrs. Anderson, Parsons, Quayle and Roderick, 15,000 options; Dr. Cohon and Mr. Hardymon, 10,000 options; and Mr. Hagenlocker, 5,000 options; all of which are unexercised.

COMMITTEES OF THE BOARD

     The Board has standing Executive and Audit Committees and maintains a Management Development and Nominating Committee (the "MDC").

     The Executive Committee. The members of the Executive Committee are Messrs. Poses (Chairman), Parsons and Roderick. The Executive Committee functions when the Board is not in session. It may declare dividends and authorize the issuance of stock, as well as exercise all other powers and authority of the Board of Directors in the management of the business and affairs of the Company. It may not, however, amend the Company's Restated Certificate of Incorporation or Amended By-Laws, adopt agreements of merger or consolidation or propose the sale or other disposition of substantially all of the Company's assets or the dissolution of the Company. The Executive Committee did not meet in 2000.

     The Audit Committee. The members of the Audit Committee are Messrs. Anderson (Chairman), Hardymon, Quayle and Roderick, all of whom are independent from the Company, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listing Standards. The Audit Committee reviews the scope of internal and independent audits; the Company's quarterly and annual financial statements and Annual Report on Form 10-K and the adequacy of management's implementation of internal controls and makes recommendations regarding improvements; periodically reviews the Company's accounting policies and procedures and significant changes in accounting policies, and the Company's business conduct and conflicts of interest policies and practices. In addition, the Committee recommends appointment of independent public accountants to the Board of Directors, subject to stockholder ratification, and reviews their independence and performance and the reasonableness of their fees. The Committee also reviews major litigation, compliance with environmental standards and the investment performance and funding of the Company's retirement plans. The Audit Committee met three times in 2000.

     The Management Development and Nominating Committee. The members of the MDC are Messrs. Parsons (Chairman), Cohon, Quayle and Roderick. The MDC functions both as a compensation and as a nominating committee. It reviews and makes recommendations with respect to officers' salaries and employee benefits and administers certain of the Company's employee benefit and compensation plans, including the Company's incentive compensation and stock incentive plans. It also evaluates the quality of management and management improvement programs and techniques. This Committee also considers and makes recommendations to the Board with respect to candidates for director proposed by stockholders. The Management Development and Nominating Committee met five times in 2000.

     The Board of Directors had five meetings in 2000. All directors attended 75% or more of the combined total number of meetings of the Board of Directors and its respective committees held in 2000 during the period in which they served as Directors or committee members.

                         REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company otherwise specifically incorporates this Report by reference in another filing.

     During 2000, the Audit Committee updated its charter, which update was approved by the Board of Directors on December 7, 2000. The complete text of the revised charter, which reflects standards and requirements recently adopted by the Securities and Exchange Commission and The New York Stock Exchange, is set forth in Appendix A to this proxy statement.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements in the Annual Report with the Company's management and independent auditors.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors, as required by Independence Standard Board No. 1, Independence Discussions with Audit Committees.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee:
                                          Steven E. Anderson, Chairman
                                          James F. Hardymon
                                          J. Danforth Quayle
                                          David M. Roderick

                             EXECUTIVE COMPENSATION

     Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for 2000, 1999 and 1998 of those persons who were during 2000 the chief executive officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                        ----------------------------------   ----------------------------------------------------
                                                                             RESTRICTED                                 ALL OTHER
              NAME AND                                                          STOCK                         LTIP       COMPEN-
         PRINCIPAL POSITION             YEAR(1)     SALARY     BONUS(2)(3)   AWARD($)(4)   OPTIONS(#)(5)   PAYOUTS(6)   SATION(7)
         ------------------             -------   ----------   -----------   -----------   -------------   ----------   ---------
Frederic M. Poses...................     2000     $1,000,000   $2,725,900    $11,468,750            --      $521,400    $ 20,202
  Chairman & Chief                       1999             --      250,000            --      1,000,000            --          --
  Executive Officer                      1998             --           --            --             --            --          --
G. Peter D'Aloia....................     2000        366,667      280,000            --        150,000       441,600      17,840
  Senior Vice President & Chief          1999             --           --            --             --            --          --
  Financial Officer                      1998             --           --            --             --            --          --
J. Paul McGrath.....................     2000        383,590      280,000            --        150,000       478,400      16,880
  Senior Vice President, General         1999             --           --            --             --            --          --
  Counsel and Secretary                  1998             --           --            --             --            --          --
W. Craig Kissel.....................     2000        350,000      330,000            --         50,000       378,734      16,061
  Senior Vice President                  1999        300,000      260,000            --         35,000       236,300      14,400
  Vehicle Control Systems                1998        300,000      250,000            --         35,000       186,585      18,751
James H. Schultz....................     2000        362,500      300,000            --         50,000       383,716     136,905
  Senior Vice President                  1999        300,000      225,000            --         30,000       235,230      16,022
  Commercial Air Conditioning            1998        300,000      200,000            --         35,000       204,120     103,616
  Systems and Services

---------------
(1) Messrs. Poses and McGrath were first employed by the Company in January, and Mr. D'Aloia in February, of 2000.

(2) Includes amounts deferred by each of the Named Officers under the Savings Plan of American Standard Inc. and Participating Subsidiary Companies (the "Savings Plan"). The bonus for Mr. Poses in 2000 represents $1,225,900, all of which was deferred, earned on the basis of achievement of performance criteria under the Annual Incentive Plan and a $1.5 million special bonus, as described on page 15 in the report of the Management Development and Nominating Committee on compensation of executive officers of the Company.

(3) Represents annual bonus earned for the year reported but paid in the subsequent year. The amount reported for Mr. Poses in 1999 represents a bonus awarded by the Board in respect of services rendered during the fourth quarter of 1999 prior to the commencement of Mr. Poses' duties as Chief Executive Officer on January 1, 2000.

(4) Represents 250,000 shares of Restricted Stock awarded to Mr. Poses upon commencement of employment as Chief Executive Officer. Mr. Poses' ownership in such shares vests in three equal and consecutive annual installments beginning January 1, 2003.

(5) Amounts for Mr. Poses represent options awarded in October 1999 upon his election as a director. Amounts for Messrs. D'Aloia and McGrath include 100,000 options each granted upon the commencement of their employment.

(6) Amounts for 2000 represent payments under the LTIP on the basis of achievement of 92% of the 1998-2000 performance goal. Amounts for 1999 and 1998, respectively, represent payments made to Messrs. Kissel and Schultz under the LTIP on the basis of achievement of 69% of the 1997-1999 performance goal and 63% of the 1996-1998 performance goal.

(7) All Other Compensation for 2000 includes the following:

                                                      PREMIUMS FOR        ESOP
                                                       TERM LIFE      ALLOCATIONS*
                                                       INSURANCE           $
                                                      ------------    ------------
Frederic M. Poses...................................     $4,902         $15,300
G. Peter D'Aloia....................................      2,540          15,300
J. Paul McGrath.....................................      1,580          15,300
W. Craig Kissel.....................................        760          15,300
James H. Schultz....................................      1,120          15,300

     * Includes matching contributions related to contributions made by Named Officers to the Savings Plan.

     The amount shown for Mr. Schultz in 2000 includes $120,481 paid with respect to losses incurred on the sale of a residence in connection with Mr. Schultz's relocation to New Jersey at the Company's request. The amount shown for Mr. Schultz in 1998 includes $80,750 received with respect to losses also incurred on the sale of a residence.

     Stock Options. The following table sets forth information concerning stock options granted in 2000, including the potential realizable value of each grant assuming that the market value of the Company's Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of (a) 5% and (b) 10%, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future prices of the Company's Common Stock, which will depend upon various factors, including market conditions and the Company's future performance and prospects. All of the options listed below have exercise prices equal to the fair market value of the Common Stock at the date of grant. One-third of the granted options become exercisable annually in installments beginning one year after the date of grant, subject to acceleration in the event of a change in control of the Company.

                               2000 OPTION GRANTS

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                          ANNUAL RATES
                                    NO. OF     % OF TOTAL                                OF STOCK PRICE
                                    SHARES      OPTIONS                                 APPRECIATION FOR
                                  UNDERLYING   GRANTED TO   EXERCISE                       OPTION TERM
                                   OPTIONS     EMPLOYEES      PRICE     EXPIRATION   -----------------------
NAME                               GRANTED     IN 2000(2)   ($/SHARE)      DATE          5%          10%
----                              ----------   ----------   ---------   ----------   ----------   ----------
Frederic M. Poses...............        (1)        --            --           --             --           --
G. Peter D'Aloia................   100,000        7.8%       $38.09       2/1/10     $2,395,460   $6,070,565
                                    50,000        3.9%        38.06       2/2/10      1,196,786    3,032,892
J. Paul McGrath.................   100,000        7.8%        44.88      1/17/10      2,822,479    7,152,716
                                    50,000        3.9%        38.06       2/2/10      1,196,786    3,032,892
W. Craig Kissel.................    50,000        3.9%        38.06       2/2/10      1,196,786    3,032,892
James H. Schultz................    50,000        3.9%        38.06       2/2/10      1,196,786    3,032,892

---------------
(1) Mr. Poses received options to acquire one million shares of Common Stock in October 1999 upon his election as a director and, effective January 1, 2000, Chief Executive Officer of the Company. At the same time, he was awarded 250,000 restricted shares of Common Stock to be issued upon commencement of his employment with the Company as Chief Executive Officer. Mr. Poses' options vest in three equal and consecutive annual installments beginning October 7, 2000, and his right to receive the restricted shares vests in three equal and consecutive annual installments beginning January 1, 2003.

(2) In 2000, options were granted covering 1,295,200 shares of Common Stock.

     The following table sets forth information concerning the aggregate number of options held and the value of unexercised "in-the-money" options held at December 31, 2000 (the difference between the aggregate exercise price of all such options held and the closing market price of $49.3125 of the shares covered by such options at December 29, 2000, the last trading day of 2000). No options held by the Named Officers were exercised in 2000, except that in November 2000, Mr. Kissel acquired 3,667 shares of Common Stock upon the exercise of incentive stock options.

                          2000 YEAR-END OPTION VALUES

                                                       OPTION VALUES AT 12/31/00
                                               ------------------------------------------
                                                   NUMBER OF              VALUE OF
                                               SHARES UNDERLYING         UNEXERCISED
                                                  UNEXERCISED           IN-THE-MONEY
                                                  OPTIONS AT             OPTIONS AT
                                                   12/31/00               12/31/00
                                                 EXERCISABLE/           EXERCISABLE/
                    NAME                         UNEXERCISABLE          UNEXERCISABLE
                    ----                       -----------------    ---------------------
Frederic M. Poses............................   333,333/666,667     $3,645,830/$7,291,670
G. Peter D'Aloia.............................         0/150,000              0/$1,684,875
J. Paul McGrath..............................         0/150,000              0/$1,005,875
W. Craig Kissel..............................   192,332/ 85,001     $4,241,347/$1,053,077
James H. Schultz.............................   190,333/ 81,667      $4,228,660/$ 997,240

              LONG-TERM INCENTIVE COMPENSATION PLAN AWARDS IN 2000

         2000-2002 LONG-TERM INCENTIVE COMPENSATION PERFORMANCE PERIOD

                               NUMBER OF       PERFORMANCE OR           ESTIMATED FUTURE PAYOUTS
                                 SHARES         OTHER PERIOD        UNDER NON-STOCK-PRICE-BASED PLANS
                                UNITS OR      UNTIL MATURATION    -------------------------------------
            NAME              OTHER RIGHTS       OR PAYOUT        THRESHOLD      TARGET       MAXIMUM
            ----              ------------    ----------------    ---------    ----------    ----------
Frederic M. Poses...........  (a)              1/00-12/02             (b)      $1,722,667    $3,445,334
G. Peter D'Aloia............  (a)              1/00-12/02             (b)         511,911     1,023,822
J. Paul McGrath.............  (a)              1/00-12/02             (b)         519,822     1,039,644
W. Craig Kissel.............  (a)              1/00-12/02             (b)         498,333       996,666
James H. Schultz............  (a)              1/00-12/02             (b)         505,483     1,010,966

---------------
(a) Awards are denominated in dollars.

(b) See plan description below.

     The above table shows the contingent Target Awards, based on 2000 salary levels, established in 2000 for each Named Officer with respect to the 2000-2002 LTIP performance period. In March 2000, upon the recommendation of Frederic M. Poses, Chairman and Chief Executive Officer, the LTIP performance criteria were revised to Company-wide levels of sales growth, earnings per share and free cash flow. Each of the performance criteria is weighted equally to contribute one-third of the Target Award if the applicable performance level is achieved. The Target Award is reduced on a pro rata basis if performance is below target levels, with no amount being paid at performance levels 50 percent or more below target levels. The maximum payout is two times the Target Award and may be realized by achievement of performance 150% above target levels.

     Contingent awards are based on a participant's average annual base salary during the period of his or her participation in the performance period, subject to prorated adjustment to reflect the duration of participation in the period. At the end of a performance period, a payment in cash or Common Stock, or a combination thereof, is made on the basis of the achievement of the goal. Termination of employment may result in forfeiture or proration of the award, depending on the reason for the termination. A plan participant may defer payment of his award. Payment of awards will not be made or will be deferred if an event of default under the Company's loan agreements or debt indentures has occurred or would occur as a result of such payment. In the event of a change in control (as defined in the LTIP) during the performance period, the performance period terminates and each participant is entitled to receive 100% of his Target Award in cash.

     Shares of Common Stock distributable to LTIP participants are delivered for their benefit to the Executive Trust. Distribution of a participant's account is made upon termination of the participant's employment with the Company, or earlier at the discretion of the Management Development and Nominating Committee. Until distribution, assets of the Executive Trust are subject to the claims of creditors of the Company or its two wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. Shares of Common Stock held by the Executive Trust are voted by the trustee in accordance with the terms of the governing trust agreement.

EMPLOYMENT AGREEMENTS

     FREDERIC M. POSES. Mr. Poses serves as Chief Executive Officer of the Company pursuant to an employment agreement originally entered into on October 13, 1999 and as amended on March 17, 2000. The agreement provides for Mr. Poses' employment from January 1, 2000 through December 31, 2005, subject to earlier termination under certain circumstances as described below.

     Under the agreement Mr. Poses receives a base salary of $1,000,000 per year, subject to annual review for increase at the discretion of the Board of Directors. Annual bonus compensation to be paid to Mr. Poses will be determined pursuant to the Company's Annual Incentive Plan. Mr. Poses participates in the Company's Long-Term Incentive Plan, including prorated participation for the 1998-2000 and 1999-2001 performance periods. In addition to the foregoing, Mr. Poses participates in the other benefit plans available, generally, to the Company's corporate officers.

     As a result of Mr. Poses' election to the Board of Directors on October 7, 1999, he was granted a stock option covering 1,000,000 shares of the Company's Common Stock, with an exercise price equal to the Fair Market Value of the Common Stock on October 6, as determined under the Company's Stock Incentive Plan. Those options vest in three equal installments on October 7, 2000, 2001 and 2002. In addition, upon the commencement of his employment as Chief Executive Officer, Mr. Poses was awarded 250,000 restricted shares of the Company's Common Stock, with vesting of such shares occurring in three equal installments on January 1, 2003, 2004 and 2005.

     Mr. Poses' employment terminates upon his death or disability, as determined by the Board of Directors. The Company retains the right to terminate Mr. Poses' employment with or without cause, subject to satisfaction of its payment obligations under the Company's Corporate Officers' Severance Plan. If the Company terminated Mr. Poses' employment other than for "Cause" (as defined in the Company's Stock Incentive Plan) prior to the vesting of any of the stock options granted in his employment agreement, such vesting will be accelerated to coincide with the date of such termination, and the exercise period with regard to any such accelerated vested options will be governed by the terms of the Stock Incentive Plan. In addition, if Mr. Poses' employment was terminated by the Company other than for "Cause" prior to the vesting of any of the restricted shares awarded in his employment agreement, Mr. Poses will be entitled to receive such shares upon their originally scheduled vesting dates. In the event of a termination for "Cause", any right to unvested stock options and/or restricted stock would be forfeited.

     Mr. Poses' agreement contains provisions relating to protection of the Company's confidential information and intellectual property, noncompetition during the term of employment, and nonsolicitation of Company employees for one year following termination of employment.

     G. PETER D'ALOIA. Mr. D'Aloia serves as Senior Vice President and Chief Financial Officer of the Company pursuant to an employment agreement entered into on December 3, 1999. Under the agreement Mr. D'Aloia receives an annual base salary of $400,000 and is eligible to receive an annual bonus under the Annual Incentive Plan which, during his first two years of employment, will not be less than $300,000.

Mr. D'Aloia also participates in the Company's Long-Term Incentive Plan with a target award of 130% of base salary, and in the other benefit plans available, generally, to the Company's corporate officers.

     In connection with Mr. D'Aloia's employment with the Company he was granted a stock option covering 100,000 shares of the Company's Common Stock, with an exercise price equal to the Fair Market Value of the Common Stock on February 1, 2000, the date of his commencement of employment. Additionally, the employment agreement provides that Mr. D'Aloia will receive annually a stock option grant covering not less than 50,000 shares of Common Stock.

     J. PAUL MCGRATH. Mr. McGrath serves as Senior Vice President, General Counsel and Secretary of the Company pursuant to an employment agreement entered into on December 17, 1999. Under the agreement Mr. McGrath receives an annual base salary of $400,000 and is eligible to receive an annual bonus under the Annual Incentive Plan which, during his first two years of employment, will not be less than $300,000. Mr. McGrath also participates in the Company's Long-Term Incentive Plan with a target award of 130% of base salary, and in the other benefit plans available, generally, to the Company's corporate officers.

     In connection with Mr. McGrath's employment with the Company he was granted a stock option covering 100,000 shares of the Company's Common Stock, with an exercise price equal to the Fair Market Value of the Common Stock on January 17, 2000, the date of his commencement of employment. Additionally, the employment agreement provides that Mr. McGrath will receive annually a stock option grant covering not less than 50,000 shares of Common Stock.

RETIREMENT PLANS

  TERMINATED PLAN

     As a result of the change of control of American Standard Inc. in 1988, the retirement plan of American Standard Inc. covering its U.S. salaried employees was terminated as of June 30, 1988. Thereafter, the accrued benefits of all participants through that date, all of which vested, are provided through annuities purchased with the assets of the terminated plan (the "Terminated Plan"). There were no further benefit accruals under the Terminated Plan after June 30, 1988.

     The annual retirement annuities that are payable to Named Officers, assuming retirement at age 65 and no election of a joint and survivor option are: Mr. Kissel, $4,336; and Mr. Schultz, $43,664.

  SUPPLEMENTAL RETIREMENT PLAN

     American Standard Inc. currently maintains a supplemental retirement plan (the "Supplemental Retirement Plan") for most of its executive officers, including all of the Named Officers, with benefits payable in the form of a single lump sum settlement that supplements, on the basis of a formula, their annual retirement benefits (if any) under the Terminated Plan.

     The table below shows the annualized target Supplemental Retirement Plan benefit payable for life to a participant from normal retirement date (age 65) based on years of service and covered compensation. Upon retirement, a participant in the Supplemental Retirement Plan will receive a single lump sum payment equal to the present value of the applicable annual amount reflected in the table below over the life expectancy of the retiree, after taking into account all of the offsets described below. Benefits under the Supplemental Retirement Plan are vested after five years of service or employment continuation through age 65. If a participant dies after his Supplemental Retirement Plan benefit vests but before he receives such benefit, his spouse is entitled to Plan benefits, but in a reduced amount.

               HIGHEST 3-YEAR                                  YEARS OF SERVICE
               AVERAGE ANNUAL                   -----------------------------------------------
                COMPENSATION                       10          20           30           40
               --------------                      --          --           --           --
$  250,000...................................   $100,000   $  125,000   $  150,000   $  150,000
   500,000...................................   $200,000   $  250,000   $  300,000   $  300,000
   750,000...................................   $300,000   $  375,000   $  450,000   $  450,000
 1,000,000...................................   $400,000   $  500,000   $  600,000   $  600,000
 1,250,000...................................   $500,000   $  625,000   $  750,000   $  750,000
 1,500,000...................................   $600,000   $  750,000   $  900,000   $  900,000
 1,750,000...................................   $700,000   $  875,000   $1,050,000   $1,050,000
 2,000,000...................................   $800,000   $1,000,000   $1,200,000   $1,200,000

     The Supplemental Retirement Plan benefits are based on credited years of service and average annual compensation for the highest three calendar years of the final ten calendar years of employment (not exceeding 60 percent of average annual compensation for such years of service) and are reduced by an offset consisting of certain other retirement benefits, including amounts payable under the Terminated Plan, two times the value of the cumulative basic Company contributions to the executive officer's ESOP account, and Social Security benefits. Compensation used in determining Supplemental Retirement Plan benefits ("covered compensation") includes only salary and bonus reflected in the Summary Compensation Table above. No covered compensation of any Named Officer differs by more than 10% from the salary and bonus set forth in the Summary Compensation Table.

     As of December 31, 2000 the years of credited service under the Supplemental Retirement Plan for the Named Officers are as follows: Mr. Poses, one year; Messrs. D'Aloia and McGrath, less than one year; Mr. Kissel, 19 years and Mr. Schultz, 30 years.

  AMERICAN STANDARD COMPANIES INC. DEFERRED COMPENSATION PLAN:

     The Company currently maintains a deferred compensation plan (the "Deferred Compensation Plan") which allows the Company's executive officers, including the Named Officers, to defer receipt of all or any part of their awards under the Annual Incentive Plan or the LTIP, provided that any deferral election must be made no later than the end of the calendar year immediately preceding the year in which awards being deferred would otherwise be payable, and must include a distribution election, including the commencement date and form of the distribution. Participants can elect to have their deferral amounts distributed in a lump sum or in up to ten annual installments. Amounts deferred accumulate interest annually based on the prime rate as in effect at the Chase Manhattan Bank, plus one percentage point. Deferrals are automatically distributed in the event of a participant's termination of employment or in the event of a "Change of Control" (as defined in the Deferred Compensation Plan) and may be distributed, upon request by the participant and review by the plan administrator, in the event of an "Unforeseeable Emergency" (as defined in the Deferred Compensation Plan). A participant may change a distribution election provided that (i) such change may not accelerate the commencement of the distribution and (ii) no change in the timing or form of distribution shall become effective until at least one full calendar year elapses between the date on which the change is filed and the date on which a distribution would otherwise have commenced.

CORPORATE OFFICERS' SEVERANCE PLAN

     A severance plan for executive officers (the "Officers' Severance Plan") was established in 1991. The Officers' Severance Plan provides that any participant whose employment is involuntarily terminated by the Company without "Cause" (as defined in the Officers' Severance Plan) or who leaves the Company for "Good Reason" (as defined in the Officers' Severance Plan) shall be paid an amount equal to the sum of two (three, in the case of the Chief Executive Officer) times such participant's annual base salary at the rate in effect at the time of termination, a proration of the then Annual Incentive Plan target award (described below) and one (two, in the case of the Chief Executive Officer) times such target award. In addition, group life, accident and disability insurance coverage, as well as group medical coverage, will be continued for up to

24 months (36 months, in the case of the Chief Executive Officer) following such officer's termination. The Named Officers are participants in the Officers' Severance Plan. The Officers' Severance Plan cannot be amended in a manner that would reduce benefits thereunder for two years following the occurrence of a "Change of Control" (as defined in the Officers' Severance Plan) and no such amendment shall be effective if a Change of Control occurs within six months following such amendment. The Officers' Severance Plan was amended in December 1999 to provide that officers whose employment terminates pursuant to the Company's newly implemented policy of mandatory retirement for corporate officers upon attainment of age sixty-five are not eligible for payments under the Officers' Severance Plan, and to further provide that eligibility for payments under the Officers' Severance Plan is conditioned upon each otherwise eligible participant executing an agreement releasing the Company and its subsidiaries from any and all claims that the participant may have against such entities at the time that the agreement is executed.

             MANAGEMENT DEVELOPMENT AND NOMINATING COMMITTEE REPORT
              ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

     The Company's compensation program for its executive officers is administered and reviewed by the Management Development and Nominating Committee (the "Committee") of the Board of Directors. The Committee approves compensation objectives and policy for all executives and sets compensation for the Company's executive officers, including the Named Officers.

COMPENSATION PHILOSOPHY

     In determining the total compensation for the Company's executive officers, the Committee seeks to ensure that rewards are:

     - Closely linked to overall Company, operating unit and individual performance;

     - Closely aligned with shareholder interests and rewards;

     - Significantly "at risk" and subject to the achievement of financial goals and other strategic initiatives; and,

     - Supportive of the Company's strategy to attract, develop and retain world-class leaders.

     For purposes of benchmarking market practice with respect to compensation paid to its executive officers, the Company compares its practices to the compensation practices of a "compensation survey group." Companies were selected for this group primarily because they compete with the Company for executive talent and have executive positions similar in breadth, complexity and scope of responsibility to those of the Company. The compensation survey group is a broader, more diverse group of companies than those included in the peer group index in the performance graph on page 16.

     The key elements of the total annual compensation for executive officers consist of fixed compensation in the form of base salary, and variable compensation in the forms of annual incentive compensation, stock options and other long-term incentive awards.

COMPONENTS OF EXECUTIVE COMPENSATION

  BASE SALARY

     The Committee establishes each executive officer's base salary by comparison to competitive market levels for the executive's position and responsibilities, based on the above-referenced compensation survey group. Where appropriate, salary adjustments are made to reflect performance and market conditions. All salary adjustments for executive officers are reviewed and approved by the Committee.

  ANNUAL INCENTIVE COMPENSATION

     Annual incentives are based upon various factors, including sales growth, earnings per share growth and free cash flow as well as corporate, operating unit and individual performance during the preceding calendar year. The Committee establishes target awards based on a percentage of salary for each participant. An operating plan is established annually which sets goals for overall corporate performance relating to specific financial measures. At year-end, corporate performance is compared to these goals to determine the percentage of the established goals attained. Except for the Named Officers, the actual bonus amount paid to each participant, including the executive officers is based upon management's and the Committee's qualitative evaluation of corporate or operating unit and individual performance versus target.

     For 2000, performance varied across operating units and incentives were awarded accordingly.

  LONG-TERM INCENTIVE COMPENSATION AWARDS

     Executive officers of the Company also participate in the Company's Long-Term Incentive Plan ("LTIP"), and the 1997-2000 Supplemental Incentive Compensation Plan which provide such individuals additional incentive compensation subject to the achievement of specific corporate performance goals.

     Incentive payments were awarded to executive officers for the 1998-2000 LTIP performance period, based upon the achievement of company-wide goals relating to sales growth, earnings per share growth and free cash flow. The target award amounts range from 120% to 170% of an executive's average base salary during the participation period, based upon the individual's position. If a minimum threshold level of performance is not reached, no payments are made for the performance period. A maximum payment of twice the target award may be made for performance substantially above target levels.

     Effective May 1, 1997, the Company implemented the 1997-1999 Supplemental Incentive Compensation Plan under which executive officers were granted awards contingent on the Company's achievement of certain targets. In 1998, this plan was modified to establish a new threshold target and to extend the plan period through December 31, 2000. No payments will be made under this Supplemental Incentive Compensation Plan because the threshold targets established under the plan were not achieved.

     Additionally, in 1995 the Company established an equity-based compensation plan under which the Committee may award stock options, restricted stock and other performance-based awards to executive officers. During 2000, stock options were granted to each executive officer, excluding the Chairman and Chief Executive Officer, the amount of which was based on the sustained performance of the recipients and their expected impact on future business results.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Mr. Poses assumed the position of Chairman and Chief Executive Officer on January 1, 2000. The combination of his base salary and variable pay components were constructed to deliver fully competitive pay opportunities that vary substantially based on the results of the Company and on shareholder value creation. The Chairman and Chief Executive Officer's variable pay programs and associated performance goals provide highly competitive rewards for elevated Company performance. Committee assessments of Mr. Poses' achievements in attaining operating goals, improving shareholder returns and in positioning the Company for continued success were key determinates of fiscal 2000 compensation.

     Mr. Poses' base salary for 2000 ranks near the 50th percentile for Chief Executive Officers in the compensation survey group. The Committee awarded Mr. Poses an annual incentive award under the Annual Incentive Plan (AIP) of $1,225,900 based on exceeding performance threshold levels for sales growth, earnings per share and free cash flow goals.

     Under the Alternative Long-Term Incentive Plan, Mr. Poses earned and was awarded by the Committee, $521,400 based on the level of performance attainment for the performance period ending December 31, 2000. This award represents one third of a target award because his employment as an Executive Officer of the Company did not begin until January 1, 2000.

     After assessing Mr. Poses' performance during his tenure with the Company, the Committee awarded a special bonus of $1,500,000 to recognize his superior leadership impact during a period of significant business and organization transition and the appreciable increase in shareholder value created since he became Chairman and Chief Executive Officer. Mr. Poses was not awarded any stock options in 2000 but did receive 250,000 shares of restricted stock in January 2000 upon commencement of his employment as Chief

Executive Officer. Such awards will be evaluated each year in connection with total compensation assessments for the Chairman and Chief Executive Officer.

COMPLIANCE WITH SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly-traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers except to the extent that such compensation is paid pursuant to a shareholder approved plan and upon the attainment of objective performance criteria. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy or in rewarding superior executive performance. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right to pay amounts which are not deductible in appropriate circumstances.

                                          Roger W. Parsons, Chairman
                                          Jared L. Cohon
                                          J. Danforth Quayle
                                          David M. Roderick

PERFORMANCE GRAPH

     Performance Comparison. The following graph and table compare the cumulative total stockholder return on the Company's Common Stock from December 31, 1995 through December 31, 2000 with the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing (Diversified Industrials) Index (neither of which include the Company), using data supplied by the Compustat Services unit of Standard & Poor's Corporation. The comparisons reflected in the graph and table, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance. The graph and table assume an investment of $100 in the Common Stock and each index on December 31, 1995 and the reinvestment of all dividends.

                           TOTAL SHAREHOLDER RETURNS

[LINE CHART]

                                                    AMERICAN STANDARD                                       S&P MANUFACTURING
                                                      COMPANIES INC               S&P 500 INDEX         (DIVERSIFIED INDUSTRIALS)
                                                    -----------------             -------------         -------------------------
Dec95                                                    100.00                      100.00                      100.00
Jun96                                                    117.86                      110.10                      116.85
Dec96                                                    136.61                      122.96                      123.61
Jun97                                                    159.82                      148.30                      132.68
Dec97                                                    136.83                      163.98                      149.69
Jun98                                                    159.60                      193.03                      159.16
Dec98                                                    128.57                      210.85                      142.80
Jun99                                                    171.43                      236.95                      146.27
Dec99                                                    163.84                      255.21                      137.07
Jun00                                                    146.43                      254.13                      128.24
Dec00                                                    176.11                      231.98                      152.89

---------------------------------------------------------------------------------------------------------------------------------
                                Dec 95    Jun 96   Dec 96   Jun 97   Dec 97   Jun 98   Dec 98   Jun 99   Dec 99   Jun 00   Dec 00
---------------------------------------------------------------------------------------------------------------------------------
 American Standard Companies
  Inc                            100      117.86   136.61   159.82   136.83   159.60   128.57   171.43   163.84   146.43   176.11
---------------------------------------------------------------------------------------------------------------------------------
 S&P 500 Index                   100      100.10   122.96   148.30   163.98   193.03   210.85   236.95   255.21   254.13   231.98
---------------------------------------------------------------------------------------------------------------------------------
 S&P Manufacturing
  (Diversified Industrials)      100      116.85   123.61   132.68   149.69   159.16   142.80   146.27   137.07   128.24   152.89
---------------------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Fidelity Management Trust Company ("Fidelity") is the owner of record of the shares of Common Stock held by the ESOP, a 16.9% beneficial owner of the Company's shares. The Company paid Fidelity approximately $387,182 in 2000 for services in connection with administering the Company's ESOP and American Standard Inc.'s Savings Plan.

     In 2000, the Company paid Mr. Schultz, a Named Officer, $120,481 to compensate Mr. Schultz for a loss on the sale of his home in connection with his relocation to New Jersey at the request of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934, the Company's directors, certain of its officers, and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission (the "Commission"), the New York Stock Exchange and the Company concerning their ownership of and transactions in Common Stock. Based solely upon the reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 2000.

                       2.  RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has re-appointed, in accordance with the recommendations of its Audit Committee, Ernst & Young LLP as independent Certified Public Accountants to examine the consolidated financial statements of the Company for the year 2001 upon such terms as are fixed by the Board of Directors. The Board of Directors recommends that such appointment be ratified by the stockholders. If the appointment of Ernst & Young LLP is not ratified by stockholders, the Board of Directors and the Audit Committee will give consideration to the appointment of other independent certified public accountants.

     During 2000, the Company paid Ernst & Young LLP the following amounts with respect to services rendered by them to the Company:

     Audit Fees. For the year ended December 31, 2000, the aggregate fees billed to the Company for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q was approximately $1.9 million.

     Financial Information Systems Design and Implementation. For the year ended December 31, 2000, no professional services of the type described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X promulgated by the SEC were rendered to the Company by Ernst & Young LLP, nor were any fees for such services billed to the Company.

     All Other Fees. For the year ended December 31, 2000, the aggregate fees billed to the Company for services rendered by Ernst & Young LLP, other than the services referred to in the two preceding paragraphs, was approximately $3.5 million.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will also be available to respond to questions.

              3.  OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors of the Company is not aware of any other matters to be presented for action at the meeting. However, if any such other matters are presented, it is the intention of the proxy holders named in the enclosed form of proxy to vote on such matters in accordance with their discretion.

2002 STOCKHOLDER PROPOSALS

     Any proposal a stockholder wishes to submit in accordance with the proxy rules of the Commission for inclusion in the Company's 2002 proxy statement must be received by the Company at its executive offices at the same address set forth on page 1 of this proxy statement no later than December 7, 2001. In addition, proposals by stockholders are subject to the provisions of the Company's Amended By-Laws, which may not be read to shorten the time period set forth in the proxy rules for inclusion of stockholder proposals in proxy materials prepared by the Company under the Securities Exchange Act of 1934. In accordance with the Company's Amended By-Laws, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company's proxy statement must be made by written notice, mailed by certified mail, to the Secretary of the Company, and received no later than 50 days prior to the date of the 2002 Annual Meeting. If less than 50 days' advance notice of a meeting of stockholders is given to the stockholders, proposals must be made or delivered not later than the close of business on the seventh day following the day on which the written notice of such meeting was mailed. Nominations must be accompanied by information concerning the proposed nominee, including such information as is required by the Company's By-Laws and the proxy rules under the Securities Exchange Act of 1934.

                                          By order of the Board of Directors,

                                          /s/ J. Paul McGrath
                                                     J. PAUL MCGRATH
                                          Senior Vice President, General Counsel
                                                      and Secretary

April 2, 2001

                                                                      APPENDIX A

                        AMERICAN STANDARD COMPANIES INC.

                            AUDIT COMMITTEE CHARTER

I. ORGANIZATION

     The Audit Committee of the Board of Directors shall be comprised of at least three Directors who are independent of management. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence. At least one member will have accounting or related financial management experience. There shall be at least three regularly scheduled Audit Committee meetings per year.

II. STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Directors in fulfilling their responsibility to shareholders, security holders, potential investors, and the investment community relating to the Company's corporate accounting, reporting practices, and the quality and integrity of its financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, independent auditors, internal auditors and financial management of the Company.

III. RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee's policies and procedures should flexibly react to changing conditions to ensure that the accounting and reporting practices of the Company are in accordance with all requirements and of the highest quality.

     In carrying out these responsibilities, the Audit Committee shall:

     A. Obtain full Board approval of this Charter and reassess this Charter as conditions dictate.

     B. Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company, its divisions and subsidiaries.

     C. Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors, as the shareholders' representatives, who have the ultimate authority in deciding, with the advice and recommendation of the Audit Committee, to engage, evaluate and, if appropriate, terminate their services.

     D. Review and concur with management's appointment, termination, or replacement of the General Auditor.

     E. Meet with the independent auditors, General Auditor and financial management of the Company to review the scope of the proposed audit for the current year and the procedures to be utilized, the adequacy of the independent auditors' compensation and the results of the audit, including any comments or recommendations of the independent auditors and management's responses, including status of previous audit recommendations.

     F. Review with the independent auditors, the Company's internal auditor and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company and elicit recommendations for their improvement or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy compliance statements to determine their adherence to the Company's Business Conduct Policy and the Conflict of Interest Policy.

     G. Review reports received from the General Counsel on legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

     H. Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and any changes thereto and the coordination of such plans with the independent auditors.

     I. Inquire of management, the internal auditor and the independent auditors about significant risks or exposures and the steps management has taken to minimize such risks to the Company.

     J. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     K. Receive prior to each Committee meeting a progress report on the internal and external audit plans, with explanations for any deviations from the original plan and a summary of any significant findings.

     L. Review the financial statements to be included in the annual report to shareholders with management and the independent auditors to verify their satisfaction with the disclosure and content of such financial statements. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about (i) appropriateness and acceptability in accordance with GAAP and industry practices of accounting principles and practices employed, (ii) the clarity of financial disclosure practices used or proposed to be used, and (iii) the degree of aggressiveness or conservatism of the Company's assumptions, estimates and other significant decisions made or used in preparing the financial statements.

     M. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of Company management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent auditors have received during the course of their audit.

     N. Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit and to answer Directors' questions.

     O. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services.

     P. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

     Q. Act for the Board of Directors in reviewing the operation of the Corporation's pension plans and the policies and actions of the Pension Board, with particular attention to actuarial assumptions, funding policy, and investment results.

     R. Review quarterly financial results with Corporate management, external and internal auditors prior to submission of 10-Q.

American Standard Companies Inc.
One Centennial Avenue
Piscataway, New Jersey 08854

   VOTE BY TELEPHONE              VOTE BY INTERNET             VOTE BY MAIL
Call TOLL-FREE using a         Access the WEBSITE and        Return your proxy
   Touch-Tone phone                Cast your vote           in the POSTAGE-PAID
    1-800-690-6903                WWW.PROXYVOTE.COM          envelope provided



                         PROXY-VOTING INSTRUCTION CARD

                        AMERICAN STANDARD COMPANIES INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 3, 2001


This proxy-voting instruction card is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 3, 2001

The undersigned hereby appoints Frederic M. Poses, J. Paul McGrath, G. Peter D'Aloia and Frederick C. Paine, and each of them, proxies, with full power of substitution, to vote all of the undersigned's shares of American Standard Companies, Inc. Common Stock ("Common Stock") at the Annual Meeting of Stockholders to be held on Thursday, May 3, 2001 at 11:30 A.M. (EDT) at The American Standard College, Third Floor, One Centennial Avenue, Piscataway, New Jersey, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. NO MATTER TO BE VOTED UPON IS RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER MATTER.

If shares of Common Stock are issued to or held to the account of the undersigned in the Employee Stock Ownership Plan ("ESOP") or any officer or director trust ("Trust"), the undersigned hereby directs the respective fiduciary of the ESOP and each Trust to vote all shares of Common Stock in the undersigned's name and/or account thereunder in accordance with the instructions given herein at the Annual Meeting and any adjournment or postponement thereof on all matters properly coming before the Annual Meeting, including but not limited to the matters on the reverse side hereof.

Your vote for the election of Directors should be indicated on the reverse side of this proxy card. Nominees for Class III Directors (to serve until the 2004 Annual Meeting) are: Steven E. Anderson, Roger W. Parsons and Jared L. Cohon. The Nominee for Class II Director (to serve until the 2003 Annual Meeting) is Edward E. Hagenlocker. Your vote on the ratification of auditors should also be indicated on the reverse.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY TELEPHONE, OR INTERNET, OR SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO ADP, 51 MERCEDES WAY, EDGEWOOD, NY 11717, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

[AMERICAN STANDARD COMPANIES INC. LOGO]

AMERICAN STANDARD COMPANIES INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735




VOTE BY TELEPHONE

Have your proxy card available when you CALL THE TOLL-FREE NUMBER 1-800-690-6903 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you ACCESS THE WEBSITE http://www.proxyvote.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: American Standard Companies Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                      Vote 24 hours a day, 7 days a week!

Your telephone or internet vote MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT
           TIME ON MAY 2, 2001 to be counted in the final tabulation.

  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

                     YOUR CONTROL NUMBER IS LOCATED BELOW.

                      Proxy must be signed and dated below.
         - Please fold and detach card at perforation before mailing -

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                              ASCPRX          KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

     THIS PROXY-VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN STANDARD COMPANIES INC.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. If no directions are given on any item, the proxies will vote in accordance with the Board of Directors' recommendations.

         1.       Election of Directors

                  Nominees: Class III: Steven E. Anderson; Roger W. Parsons; Jared L. Cohon. Class II: Edward E. Hagenlocker

                        FOR     WITHHOLD        FOR ALL
                        ALL        ALL          EXCEPT

                        / /        / /            / /

To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.


--------------------------------------------------------------------------------

VOTE ON PROPOSAL

         2. Proposal to ratify the appointment of Ernst & Young LLP as Independent Certified Public Accountants for 2001


                        FOR      AGAINST        ABSTAIN

                        / /        / /            / /


Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.


     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.




 -----------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]      Date



 -----------------------------------------------
Signature (Joint Owners)                Date